UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700
Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

(412) 454-2200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	WCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On September 17, 2026, WESCO Distribution, Inc. (“Wesco Distribution”), a wholly owned subsidiary of WESCO International, Inc. (the “Company”), amended its revolving credit facility (the “ABL Facility”) pursuant to the terms and conditions of the Ninth Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 17, 2026 (the “Credit Agreement Amendment”), by and among Wesco Distribution, the other U.S. borrowers party thereto, WESCO Distribution Canada LP, the other Canadian borrowers party thereto, the Company, the lenders party thereto and Barclays Bank PLC, as administrative agent, which amends the Fourth Amended and Restated Credit Agreement, dated as of June 22, 2020 (as amended, the “Credit Agreement”). The Credit Agreement Amendment, among other things, (i) extends the maturity date of the ABL Facility to September 17, 2031, (ii) increases the revolving commitments under the ABL Facility from $1,725 million to $1,850 million, (iii) decreases the interest rate spreads applicable to borrowings under the ABL Facility, (iv) increases certain negative covenant baskets and (v) makes certain other amendments to the Credit Agreement.

A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description above is a summary of the Credit Agreement Amendment, does not purport to be complete, and is qualified in its entirety by the complete text of the Credit Agreement Amendment.

Receivables Purchase Agreement Amendment

On September 17, 2026, Wesco Distribution amended its receivables securitization facility (the “Receivables Facility”) pursuant to the terms and conditions of the Tenth Amendment to Fifth Amended and Restated Receivables Purchase Agreement, dated as of September 17, 2026 (the “Receivables Amendment”), by and among WESCO Receivables Corp., Wesco Distribution, the various purchasers and purchaser agents party thereto and PNC Bank, National Association, as administrator, which amends the Fifth Amended and Restated Receivables Purchase Agreement, dated as of June 22, 2020 (as amended, the “Receivables Purchase Agreement”). The Receivables Amendment, among other things, (i) extends the scheduled termination date of the Receivables Facility to September 17, 2029, (ii) increases the purchase limit under the Receivables Facility from $1,550 million to $1,750 million, (iii) decreases the drawn spread applicable to investments funded under the Receivables Facility and (iv) makes certain other amendments to the Receivables Purchase Agreement.

A copy of the Receivables Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description above is a summary of the Receivables Amendment, does not purport to be complete, and is qualified in its entirety by the complete text of the Receivables Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Ninth Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 17, 2026, by and among Wesco Distribution, the other U.S. borrowers party thereto, WESCO Distribution Canada LP, the other Canadian borrowers party thereto, the Company, the lenders party thereto and Barclays Bank PLC, as administrative agent.

10.2	Tenth Amendment to Fifth Amended and Restated Receivables Purchase Agreement, dated as of September 17, 2026, by and among Wesco Distribution, WESCO Receivables Corp., the various purchasers and purchaser agents party thereto and PNC Bank, National Association, as administrator.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

September 21, 2026	By:	/s/ Indraneel Dev
(Date)		Indraneel Dev Executive Vice President and Chief Financial Officer